Exhibit 9

HSBC HOLDINGS PLC

Extract from the Minutes of the Meeting of the Board of Directors of HSBC Holdings Plc held in the Boardroom, Level 41, 8 Canada Square, London at 0830 GMT on Friday, 19 January 2018, relating to approvals of the Debt Issuance renewal.

“18/07	MATTERS FOR DECISION

07.3	Debt Programme renewal

Iain Mackay presented the annual renewal of the four debt issuance programmes necessary to meet its regulatory capital requirements and the related delegated authorities for him, and certain named persons, to approve documentation relevant to downstreaming of debt.

Iain Mackay outlined the governance approach to issues under the programmes and highlighted the controls around documentation and market access. Iain Mackay emphasised the role of external counsel with respect to the preparation and review of documentation in relation to any debt issue. Considerations around individual debt issues were driven by regulatory requirements and funding requirements, led by the Group Treasurer and guided by the Holdings Assets and Liabilities Committee (‘HALCO’). Timing, currency and duration were judged to achieve the best possible terms for the Group. 2017 performance had been noteworthy in terms of strong pricing, high quality and good coordination, and Iain Mackay highlighted in particular the external recognition that had been received for the Samurai bond programme.

The Board’s attention was drawn to the individual responsibilities of Directors in relation to the contents of the documents related to the programme (as summarised in the paper).

Following consideration, the Board RESOLVED as follows:

Part C

US Shelf Registration Statement

1. THAT the Company should renew the HSBC Holdings plc US shelf registration statement (the ‘US Shelf Registration Statement’) for the issue of senior debt, subordinated debt and contingent convertible securities, and relating to the legacy US dollar preference shares (including American Depositary Shares representing such preference shares) by means of filing with the Securities and Exchange Commission a registration statement on Form F-3.

2. THAT, subject to the completion of the due diligence process to renew the US Shelf Registration Statement, the Directors be authorised to sign it on behalf of the Company.

3. THAT:

(i) any Shelf Authorised Person (defined as any Executive Director, the Group Company Secretary, the Group Treasurer, the Group Corporate Treasurer or other senior executive nominated by the Group Chairman, Group Chief Executive or the Group Finance Director) (in substitution to any Committee of the Board which may be in existence with responsibility for the issue of securities under the US Shelf Registration Statement), each as agent of the Company, be delegated full power, authority and discretion to act on behalf of the Company in connection with the US Shelf Registration Statement, including (without limitation), from time to time, in connection with any documentation relating to the renewal of the US Shelf Registration Statement, any further renewals of the US Shelf Registration Statement, any amendment of, or supplement to, the US Shelf Registration Statement (including any post-effective amendments, including to register additional types of securities or to reflect any loss of status as a “well-known seasoned issuer”), any announcements in connection with the US Shelf Registration Statement (as renewed, amended or supplemented), any issue to be made under the US Shelf Registration Statement (as renewed, amended or supplemented), including the issue of the Company’s ordinary shares pursuant to the conversion of any issued contingent convertible securities under the terms thereof (subject to the limitations of the relevant authorities in respect thereof granted by the Company’s shareholders in general meeting) and to approve any terms and documentation and to do all other acts or things which the Shelf Authorised Person considers necessary or desirable in connection with the US Shelf Registration Statement (as renewed, amended or supplemented), including (without limitation) the Detailed Powers specified below; and

(ii) without limiting the generality of the foregoing paragraph (i) of this Resolution, authority be and is hereby delegated to any Issue Authorised Person (defined as any Shelf Authorised Person, the Group Chief Accounting Officer or the Head of Group Funding), each as agent of the Company, with full power, authority and discretion to act on behalf of the Company in connection with any issue to be made under the US Shelf Registration Statement, including, without limiting the generality of the foregoing from time to time:

(a) to approve the making of any issue under the US Shelf Registration Statement; and

(b) to approve any terms and documentation and to do all other acts or things which the Issue Authorised Person considers necessary or desirable in connection with the US Shelf Registration Statement (as renewed, amended or supplemented), including (without limitation) the Detailed Powers specified below; and

(iii) to any Shelf Authorised Person to delegate to any person approved by any such Shelf Authorised Person all or any of his or her powers under paragraphs (3)(i) and (3)(ii) of this Resolution within such parameters, if any, as the Shelf Authorised Person shall, in its discretion, determine and, in connection with such a delegation, to appoint such delegate the attorney of the Company and the Board hereby appoints such delegate as the attorney of the Company.

4. THAT the Board ratify any actions taken prior to the date of these Resolutions in connection with the renewal of the US Shelf Registration Statement, including, without limitation, the filing of any notifications with the UK Prudential Regulation Authority in connection therewith.

For the purposes of this Resolution the ‘Detailed Powers’ referred to above are the powers to:

(aa) in the name and on behalf of the Company, approve and authorise the preparation, entry into, execution, amendment, delivery and issue of any and all such notes, bonds, securities, contracts, deeds, guarantees, indemnities, counter-indemnities, indentures, agreements (including underwriting agreements and terms agreements), certificates, final terms, issuer free writing prospectuses, documents, powers of attorney and other instruments, and any and all announcements, notices, registration documents, information memoranda, offering memoranda, prospectuses, base prospectuses, prospectus supplements, offering circulars, securities notes, summary notes, placement memoranda, listing particulars, amendments or supplements to the US Shelf Registration Statement or similar documents in connection with the US Shelf Registration Statement (as renewed, amended or supplemented);

(bb) appoint third parties and/or affiliates of the Company to act as issuing and paying agents, fiscal agents, calculation agents, agents for service of process, trustees, underwriters, placement agents or dealers, listing agents, depositaries, registrars, authorised representatives or in any other capacity in connection with the US Shelf Registration Statement (as renewed, amended or supplemented);

(cc) authorise the affixing of the Company’s seal to any document and to authorise the execution of any document as a deed (including any power of attorney) in connection with the US Shelf Registration Statement (as renewed, amended or supplemented); and the Board itself hereby authorises the affixing of the Company’s seal to any document the affixing of the Company’s seal to which, or the execution as a deed of which, is so authorised by a Shelf Authorised Person or an Issue Authorised Person, as the case may be;

(dd) authorise any person to do such acts and things (including the execution of any document on behalf of the Company) in connection with the US Shelf Registration Statement (as renewed, amended or supplemented) as may be specified by a Shelf Authorised Person or an Issue Authorised Person, as the case may be;

(ee) cause to be made all applications, consents, notices, qualifications, filings and reports with all US, UK or other prospectus authorities, stock exchanges, listing authorities, governmental authorities, regulatory and self-regulatory authorities or similar authorities in connection with the US Shelf Registration Statement (as renewed, amended or supplemented); and

(ff) take such other steps as a Shelf Authorised Person or an Issue Authorised Person, as the case may be, may consider desirable in connection with the US Shelf Registration Statement (as renewed, amended or supplemented).

For the purposes of this Resolution, references to “in connection with the US Shelf Registration Statement” shall include (without limitation) references in connection with any renewal or amendment of, or supplement to, the US Shelf Registration Statement and any issue under the US Shelf Registration Statement (as renewed, amended or supplemented).

For the benefit of any person dealing with the Company, any determination or certificate by any Shelf Authorised Person or by the Group Company Secretary or by the Deputy Group Company Secretary or by the Assistant Group Company Secretary as to whether or not:

(xx) any transaction is or is not an issue under the US Shelf Registration Statement (as renewed, amended or supplemented);

(yy) there has been delegated to any person pursuant to (3)(iii) of the Resolution all or any of the Shelf Authorised Person’s powers under sub-paragraphs (3)(i) and (3)(ii) of this Resolution, and, if so, whether or not that person is acting within the scope of the relevant delegation; and/or

(zz) any person is a senior executive nominated by the Group Chairman or Group Chief Executive for the purposes of sub-paragraph (3)(i) of this Resolution shall be conclusive and any such person dealing with the Company shall be entitled to rely upon such determination or certificate.